Exhibit 99.1

FOR IMMEDIATE RELEASE

Xperi Inc. Announces Third Quarter 2026 Results

Accelerating Growth in Advertising and Related Revenue Drove Media Platform Revenue

to Double Year-Over-Year

TiVo One Monthly Active Users Grew to 6.8 Million – a Year-Over-Year Increase of 40%

MediaMarktSaturn, Europe’s Largest Consumer Electronics Retailer, Selected TiVo OS as the Operating System Partner for its Private-Label TV Brand PEAQ

Company Narrows Annual Revenue Outlook and Raises Adjusted EBITDA Margin and Operating Cash Flow Outlook

Robert Andersen, CFO, Will Retire from Xperi in 2027 as Part of a Planned Transition

San Jose, Calif. (November 4, 2026) – Xperi Inc. (NYSE: XPER) (the “Company” or “Xperi”), a media and entertainment technology company that invents, develops, and delivers technologies that enable extraordinary experiences, today announced third quarter 2026 financial results for the period ended September 30, 2026.

“As expected, our success in building our TiVo One footprint has begun to drive substantial growth in advertising and related revenue. The selection of TiVo’s Operating System by MediaMarktSaturn, the largest electronics retailer across Europe with more than 1,000 stores, demonstrates the benefit of our independent media platform solution, the strength of our retail media product offerings, and our unique competitive position in the market. Given the strong strategic execution year-to-date, we are pleased to raise our full-year outlook range for adjusted EBITDA margin and operating cash flow,” said Jon Kirchner, chief executive officer of Xperi. “Additionally, today we are announcing that our CFO, Robert Andersen, will retire from Xperi as part of a planned transition. Robert will continue in his current role until his successor is on board. On behalf of the Board of Directors and all team members at Xperi, I would like to thank Robert for his many years of dedicated leadership at the Company.”

Financial Highlights

GAAP ($ millions, except per share data)	Q3 FY26	Q3 FY25
Revenue	$114.0	$111.6
GAAP operating income (loss)	$1.8	$(1.4)
GAAP net loss	$(5.2)	$(6.1)
GAAP diluted net loss per share	$(0.11)	$(0.13)

Non-GAAP* ($ millions, except per share data)	Q3 FY26	Q3 FY25
Revenue	$114.0	$111.6
Non-GAAP operating income	$17.7	$17.5
Non-GAAP net income	$11.7	$12.8
Non-GAAP diluted earnings per share	$0.24	$0.28
Non-GAAP adjusted EBITDA	$23.0	$23.1
Non-GAAP adjusted EBITDA Margin	20.2%	20.7%

* For further information on supplemental non-GAAP metrics included in this press release, refer to the “Non-GAAP Financial Measures” description and “GAAP to Non-GAAP Reconciliations” provided in the financial statement tables.

Recent Key Operating Achievements

Media Platform

Expanded footprint, product enhancements, and growing advertising partnerships continue to accelerate advertising and related revenue

•
Advertising and Related revenue growth accelerated during the quarter, achieving approximately 280% growth in the quarter as the primary driver of Media Platform revenue doubling year-over-year. On a year-to-date basis, Advertising and Related revenue grew 90% versus the prior year.
•
TiVo was selected by MediaMarktSaturn, Europe’s largest consumer electronics retailer, as its Smart TV operating system partner, including for its private-label TV brand, which is expected to create a new retail media and commerce opportunity across the TV experience. This strategic win expands TiVo OS to 11 OEM design partnerships and is expected to strengthen TiVo’s position as the leading independent Smart TV OS in the European market.
•
U.S. distribution for TiVo OS expanded with Element Smart TVs becoming available across major U.S. online retailers.
•
TiVo One ARPU of $7.65 increased sequentially from last quarter by 14% and TiVo One Monthly Active Users finished the quarter at 6.8 million.

Connected Car

Continued growth in AutoStage platform footprint and new automotive OEM programs are contributing to advertising and related revenue

•
DTS AutoStage footprint momentum continued with more than 18 million cars shipped to date across 13 automotive brands, increasing platform coverage to more than 150 countries.
•
Expanded the DTS AutoStage Broadcaster Portal from 300 to 550 U.S. metro areas and entered into data monetization agreements with eight additional broadcasters. Revenue from the portal is advertising-related and recognized within Media Platform.
•
Signed a multi-year HD Radio program with a large Asian Tier 1 supplier that supports multiple automotive OEMs in Japan and North America, illustrating the continued importance of HD Radio in enabling additional shipment growth.
•
Expanded HD Radio vehicle availability with new model launches across Hyundai, Kia, Volkswagen, Toyota, Honda, and Subaru.

Pay TV

Continued revenue growth in video-over-broadband, along with key design wins, demonstrates partner commitment to the TiVo platform

•
Extended multi-year video-over-broadband agreements with Hotwire and Armstrong, including expanded commercial commitments.
•
Expanded TiVo video-over-broadband momentum in Canada with four new internet service provider (ISP) customer wins at FlexNetworks, IGS Hawkesbury, Uptern Communications, and Xplore.
•
The third quarter ended with 3.42 million global IPTV subscriber households.

Consumer Electronics

Continued to secure long-term renewal commitments to our technologies

•
Renewed a multi-year IMAX® Enhanced agreement with TCL, a top-three global Smart TV manufacturer, reinforcing TCL’s long-term commitment to the premium entertainment format and expanding DTS:X’s reach across a leading Smart TV OEM.
•
Executed DTS:X agreements with Holatek for projectors, Trinnov for AV preamplifiers and processors, and Evolution Digital for streaming devices, demonstrating the technology’s versatility and expanded presence across the home entertainment ecosystem.

Financial Outlook

The Company has narrowed its 2026 revenue outlook and raised its outlook for both adjusted EBITDA margin and operating cash flow as follows:

Category	Updated Outlook	Prior Outlook
Revenue	$450M to $462M	$440M to $470M
Adjusted EBITDA Margin[1,2]	19% to 21%	17% to 19%
Operating Cash Flow	$20M to $30M	$15M to $25M
Capital Expenditures[3]	~$25M	~$25M
Non-GAAP Tax Expense[2]	~$20M	~$20M
Basic and Fully Diluted Share Count	48M to 49M	48M to 49M
Stock-based Compensation	~$29M	~$29M

1 See discussion of “Non-GAAP Financial Measures” below.

2 With respect to Adjusted EBITDA Margin and Non-GAAP Tax Expense, the Company has determined that it is unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measure with a reasonable degree of confidence in its accuracy without unreasonable effort, as items including restructuring and impacts from discrete tax adjustments and tax law changes are inherently uncertain and depend on various factors, many of which are beyond the Company's control.

3 Capital Expenditures is defined as the sum of two items from the Consolidated Statements of Cash Flows: Capitalized Internal-Use Software and Purchases of Property and Equipment.

Conference Call Information

The Company will hold its third quarter 2026 earnings conference call at 2:00 PM Pacific Time (5:00 PM Eastern Time) on Wednesday, November 4, 2026. To access the call toll-free, North America please dial 1-833-461-5787, otherwise for International dial 1-585-542-9983. The conference ID is 134945759. All participants should dial 15 minutes prior to the start of the call using the conference ID listed above. Alternatively, the call can be accessed via the following webcast link: Q3 2026 Earnings Call Webcast.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding: expectations for our future results of operations and financial position, and overall growth, including, without limitation, revenue, footprint and Adjusted EBITDA Margin growth, improved operating cash flow and profitability, long-term shareholder value, objectives for future operations, expected capital expenditures and stock-based compensation, ongoing strategies and operating initiatives, including, without limitation, expectations regarding TiVo One platform growth and certain investments, and the planned transition of the Chief Financial Officer role. These forward-looking statements are based on information available to the Company as of the date hereof, as well as the Company’s current expectations, assumptions, estimates and projections that involve risks and uncertainties. In some cases, you can identify forward-looking statements by the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “target,” “goal,” and similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2025, as updated in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2026 to be filed with the Securities and Exchange Commission (the “SEC”), and our other filings with the SEC from time to time. Any forward-looking statements speak only as of the date of this press release and are based on information available to the Company as of the date of this press release, and the Company does not assume any obligation to, and does not intend to, publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

About Xperi Inc.

Xperi invents, develops, and delivers technologies that enable extraordinary experiences. Xperi technologies, delivered via its brands (DTS®, HD Radio™, TiVo®) are integrated into consumer devices and media platforms worldwide, powering smart devices, connected cars and entertainment experiences, including IMAX®Enhanced, a certification and licensing program operated by IMAX Corporation and DTS, Inc. Xperi has created a unified ecosystem that reaches highly engaged consumers, driving increased value for partners, customers and consumers.

©2026 Xperi Inc. All Rights Reserved. Xperi, TiVo, DTS, HD Radio and their respective logos are trademark(s) or registered trademark(s) of Xperi Inc. or its subsidiaries in the United States and other countries. IMAX is a registered trademark of IMAX Corporation. All other trademarks and content are the property of their respective owners.

Definition for TiVo One Monthly Active User

Xperi defines a “TiVo One Monthly Active User” as a unique device that has connected to the TiVo video service, which includes the TiVo One advertising platform, at least once within the last 30 days. The TiVo One advertising platform integrates with the device’s operating system on certain “Powered by TiVo” devices, including smart TVs and video-over-broadband products.

Calculation of Average Revenue Per User for TiVo One

Average Revenue Per User (ARPU) for TiVo One is calculated by dividing advertising and related revenue (excluding automotive-related revenue) for the trailing four quarters by the average number of TiVo One Monthly Active Users during that same period. This metric helps investors and management measure how effectively the Company monetizes its media platform through advertising and data.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company’s press release contains non-GAAP financial measures, including Non-GAAP Operating Income/(Loss), Non-GAAP Net Income/(Loss), Non-GAAP Net Income/(Loss) Per Share, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA Margin, Free Cash Flow, and Non-GAAP Tax Expense.

Non-GAAP Operating Income/(Loss) is defined as GAAP Operating Income/(Loss), less the impact of stock-based compensation; amortization of intangible assets; transaction, integration and restructuring costs; severance and retention costs; and other items not indicative of our ongoing operating performance.

Non-GAAP Net Income/(Loss) is defined as GAAP Net Income/(Loss) excluding the impact of stock-based compensation; amortization of intangible assets; transaction, integration and restructuring costs; severance and retention costs; and other items not indicative of our ongoing operating performance; and related tax effects for each adjustment.

Non-GAAP Net Income/(Loss) Per Share is defined as Non-GAAP Net Income/(Loss) divided by Non-GAAP weighted average shares outstanding - diluted.

Non-GAAP Adjusted EBITDA is defined as GAAP Net Income/(Loss), less the impact of interest expense; provision for income taxes; stock-based compensation; depreciation expense; amortization of intangible assets; amortization of capitalized cloud computing costs; transaction, integration and restructuring costs; severance and retention costs; and other items not indicative of our ongoing operating performance.

Non-GAAP Adjusted EBITDA Margin is defined as Non-GAAP Adjusted EBITDA divided by total revenue.

Free Cash Flow is defined as net cash from operating activities, less cash investments for capitalized internal-use software and purchases of property and equipment.

Non-GAAP Tax Expense is defined as the GAAP provision for income taxes, adjusted to reflect the net direct and indirect income tax effects of the various non-GAAP pretax adjustments.

Management believes that the non-GAAP measures used in this press release provide investors with important perspectives into the Company’s ongoing business and financial performance and provide a better understanding of our core operating results reflecting our normal business operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. Our use of non-GAAP financial measures has certain limitations in that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as adjusted EBITDA, do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures in the tables attached hereto. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. All financial data is presented on a GAAP basis except where the Company indicates its presentation is on a non-GAAP basis.

Set forth below are reconciliations of the Company’s reported GAAP to non-GAAP financial measures.

Xperi Investor Contact:

Idalia Rodriguez

Arbor Advisory Group

+1 203-293-3325

ir@xperi.com

Media Contact:

Tom Huntington

+1 619-743-9057
thomas.huntington@xperi.com

– Tables Follow –

SOURCE: XPERI INC.

XPER-E

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XPERI INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue:
Licensing and other revenue	$99,028	$107,715	$305,385	$311,944
Advertising and related revenue	14,925	3,917	37,266	19,654
Total revenue	113,953	111,632	342,651	331,598
Operating expenses:
Cost of licensing and other revenue, excluding depreciation and amortization of intangible assets	25,190	23,744	67,186	70,811
Cost of advertising and related revenue, excluding depreciation and amortization of intangible assets	10,306	5,334	35,260	21,415
Research and development	23,486	29,923	72,375	99,255
Selling, general and administrative	41,654	42,536	125,101	132,376
Depreciation expense	3,680	3,470	11,892	9,823
Amortization expense	7,874	7,987	24,010	26,853
Total operating expenses	112,190	112,994	335,824	360,533
Income (loss) from operations	1,763	(1,362)	6,827	(28,935)
Interest and other income, net	1,073	821	2,989	4,863
Interest expense - debt	(694)	(761)	(2,056)	(2,252)
Income (loss) before taxes	2,142	(1,302)	7,760	(26,324)
Provision for income taxes	7,383	4,805	22,327	12,930
Net loss	$(5,241)	$(6,107)	$(14,567)	$(39,254)
Net loss per share - basic and diluted	$(0.11)	$(0.13)	$(0.30)	$(0.86)
Weighted-average number of shares used in computing net loss per share - basic and diluted	48,781	46,276	48,190	45,637

XPERI INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$87,026	$96,824
Accounts receivable, net	62,191	56,838
Unbilled contracts receivable, net	103,559	78,320
Prepaid expenses and other current assets	26,911	23,631
Note receivable	12,135	—
Deferred consideration from divestiture	—	11,880
Total current assets	291,822	267,493
Note receivable, noncurrent	21,450	31,928
Deferred consideration from divestiture, noncurrent	9,064	8,015
Unbilled contracts receivable, noncurrent	78,989	67,417
Property and equipment, net	59,730	51,926
Operating lease right-of-use assets	20,578	27,557
Intangible assets, net	105,298	128,882
Goodwill	3,329	—
Deferred tax assets	6,275	5,281
Other noncurrent assets	28,314	27,330
Total assets	$624,849	$615,829
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$13,654	$12,352
Accrued liabilities	96,235	82,160
Deferred revenue	12,638	16,137
Total current liabilities	122,527	110,649
Long-term debt	40,000	40,000
Deferred revenue, noncurrent	10,148	15,072
Operating lease liabilities, noncurrent	16,065	21,487
Deferred tax liabilities	1,428	1,428
Other noncurrent liabilities	18,079	13,118
Total liabilities	208,247	201,754
Stockholders' equity:
Common stock	49	47
Additional paid-in capital	1,333,438	1,314,249
Accumulated other comprehensive loss	(6,535)	(4,438)
Accumulated deficit	(910,350)	(895,783)
Total stockholders' equity	416,602	414,075
	$624,849	$615,829

XPERI INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(14,567)	$(39,254)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization of intangible assets	24,010	26,853
Stock-based compensation expense	21,680	32,069
Depreciation of property and equipment	11,892	9,823
Accrued interest income from note receivable	(1,656)	(1,760)
Accretion of discount from deferred consideration from divestitures	(1,169)	(1,238)
Deferred income taxes	(994)	(597)
Other	1,255	2,298
Changes in operating assets and liabilities:
Accounts receivable	(5,799)	1,445
Unbilled contracts receivable	(36,811)	(12,408)
Prepaid expenses and other assets	(3,877)	896
Accounts payable	451	(1,475)
Accrued and other liabilities	14,642	(10,730)
Deferred revenue	(8,423)	(10,537)
Net cash provided by (used in) operating activities	634	(4,615)
Cash flows from investing activities:
Capitalized internal-use software	(16,781)	(12,161)
Purchases of property and equipment	(2,422)	(2,439)
Purchases of intangible assets	(42)	(7)
Net cash used in investing activities	(19,245)	(14,607)
Cash flows from financing activities:
Proceeds from settlement of holdback consideration from divestiture	11,302	—
Proceeds from issuance of common stock under employee stock purchase plan	2,132	3,315
Proceeds from long-term debt	—	40,000
Withholding taxes related to net share settlement of equity awards	(4,621)	(6,624)
Repayment of short-term debt	—	(50,000)
Payment of debt issuance costs	—	(1,249)
Net cash provided by (used in) financing activities	8,813	(14,558)
Net decrease in cash and cash equivalents	(9,798)	(33,780)
Cash and cash equivalents at beginning of period	96,824	130,564
Cash and cash equivalents at end of period	$87,026	$96,784

XPERI INC.

GAAP TO NON-GAAP RECONCILIATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,
	2026	2025
Reconciliation of GAAP net loss:
GAAP net loss	$(5,241)	$(6,107)
Adjustments to GAAP net loss:
Stock-based compensation(1)	7,014	9,640
Amortization of intangible assets	7,874	7,987
Transaction, integration and restructuring related costs:
Transaction, integration and restructuring costs(2)	64	233
Severance and retention(3)	1,009	1,006
Income tax adjustment(4)	998	31
Non-GAAP net income	$11,718	$12,790

(1) Stock-based compensation included in above line items:
Cost of licensing and other revenue, excluding depreciation and amortization of intangible assets	$339	$691
Cost of advertising and related revenue, excluding depreciation and amortization of intangible assets	$123	$192
Research and development	$1,506	$2,783
Selling, general and administrative	$5,046	$5,974
(2) Transaction, integration and restructuring costs included in above line items:
Selling, general and administrative	$64	$233
(3) Severance and retention included in above line items:
Cost of advertising and related revenue, excluding depreciation and amortization of intangible assets	$18	$51
Research and development	$595	$109
Selling, general and administrative	$396	$846

(4) The provision for income taxes is adjusted to reflect the net direct and indirect income tax effects of the various non-GAAP pretax adjustments.

Reconciliation of GAAP net loss per share:
GAAP net loss per share	$(0.11)	$(0.13)
Adjustments to GAAP net loss per share:
Stock-based compensation	0.15	0.21
Amortization of intangible assets	0.16	0.17
Transaction, integration and restructuring related costs	0.02	0.03
Income tax adjustment	0.02	—
Non-GAAP net income per share	$0.24	$0.28

GAAP weighted-average number of shares - basic and diluted	48,781	46,276
Non-GAAP weighted-average number of shares - diluted	49,628	46,391

XPERI INC.

GAAP TO NON-GAAP RECONCILIATIONS

(in thousands)

(unaudited)

	Three Months Ended September 30,
	2026	2025
GAAP operating income (loss)	$1,763	$(1,362)
Adjustments to GAAP operating income (loss):
Stock-based compensation	7,014	9,640
Amortization of intangible assets	7,874	7,987
Transaction, integration and restructuring related costs:
Transaction, integration and restructuring costs	64	233
Severance and retention	1,009	1,006
Non-GAAP operating income	$17,724	$17,504

XPERI INC.

GAAP TO NON-GAAP RECONCILIATIONS

(in thousands)

(unaudited)

	Three Months Ended September 30,
	2026	2025
GAAP net loss	$(5,241)	$(6,107)
Adjustments to GAAP net loss:
Interest expense	666	934
Provision for income taxes	7,383	4,805
Stock-based compensation	7,014	9,640
Depreciation expense	3,680	3,470
Amortization of intangible assets	7,874	7,987
Amortization of capitalized cloud computing costs	516	1,098
Transaction, integration and restructuring related costs:
Transaction, integration and restructuring costs	64	233
Severance and retention	1,009	1,006
Non-GAAP Adjusted EBITDA	$22,965	$23,066
Non-GAAP Adjusted EBITDA Margin(1)	20.2%	20.7%

Computation of free cash flow:
Net cash provided by operating activities	$4,089	$7,536
Adjustments:
Capitalized internal-use software	(6,625)	(4,809)
Purchases of property and equipment	(820)	(812)
Non-GAAP free cash flow	$(3,356)	$1,915
(1)
Non-GAAP Adjusted EBITDA Margin is calculated by dividing Non-GAAP Adjusted EBITDA, derived as above, by the Company's total revenue, expressed as a percentage.